UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
November 18, 2005

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
Commission File No. 0-28930
ROADHOUSE GRILL, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Florida (State Or Other Jurisdiction Of Incorporation Or Organization)	65-0367604 (IRS Employer Identification No.)
2703-A Gateway Drive
Pompano Beach, Florida 33069
(Address Of Principal Executive Offices)
(954) 957-2600

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 17, 2005, Steakhouse Partners, Inc., a Delaware corporation (“Steakhouse”), RGI Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Steakhouse (“Merger Sub”), and Roadhouse Grill, Inc., a Florida corporation (“Roadhouse”) entered into an Agreement and Plan of Merger (“Merger Agreement”) under which Merger Sub will be merged with and into Roadhouse, with Roadhouse continuing after the merger as the surviving corporation and a wholly owned subsidiary of Steakhouse (the “Merger”).
     Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of Roadhouse, par value $0.03 per share (the “Roadhouse Common Stock”), will be converted into the right to receive $0.772 per share in cash, without interest. Steakhouse has also agreed to assume certain funded debt and liabilities of Roadhouse. Additionally, at the effective time of the Merger, each outstanding and unexercised option, whether vested or unvested, of Roadhouse Common Stock, will become immediately vested and the holders of such options shall receive consideration as set forth in the Merger Agreement. The Merger Agreement has been unanimously approved by the board of directors of Roadhouse.
     The Merger is subject to approval by Roadhouse’s shareholders, regulatory approvals, the obtaining by Steakhouse of financing sufficient to complete the transaction, and other customary closing conditions. The Merger is expected to close no later than February 15, 2006. As a result of these contingencies, there can be no assurance that the Merger will be completed.
     In connection with the execution of the Merger Agreement, holders of more than a majority of Roadhouse’s outstanding shares executed Voting Agreements under which they agreed to vote their shares in favor of the Merger.
     The foregoing description of the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
Item 8.01. Other Events
     In connection with the execution of the Merger Agreement, Roadhouse has issued a press release which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Roadhouse Grill, Inc., Steakhouse Partners, Inc., and RGI Acquisition Corp., dated November 17, 2005
99.1	Press release issued by Roadhouse Grill, Inc. dated November 17, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROADHOUSE GRILL, INC.
By:	/s/ Michael C. Brant
Michael C. Brant
Executive Vice President and Chief Financial Officer

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